PRA Group Reports Third Quarter 2021 Results

NORFOLK, Va., November 8, 2021 - PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the third quarter of 2021. The Company reported net income attributable to PRA Group, Inc. of $34.5 million in the third quarter, compared with $42.5 million in the prior year period. Diluted earnings per share were $0.76 versus $0.92 in the third quarter of 2020. For the nine months ended September 30, 2021, net income attributable to PRA Group, Inc. was $148.9 million, or $3.24 per diluted share, compared with $119.5 million, or $2.60 per diluted share, during the same period in 2020.

Third Quarter Highlights
•Total portfolio purchases of $391.9 million, an increase of $172.3 million, or 78%, from the second quarter of 2021.
◦Purchases in Europe were $219.6 million, bringing the year to date total to $386.3 million, a record for the first nine months of the year.
◦Purchases in Americas and Australia were $172.3 million, reflecting strong geographic diversity with substantial deployment in South America.
•Estimated remaining collections (ERC) of $6.1 billion, an increase of $91 million from the second quarter of 2021.
•Total cash collections were $488.4 million.
•Total revenues were $263.7 million.
•Cash efficiency ratio1 of 62.4%.
•Diluted earnings per share were $0.76.
•Common stock repurchases of $74 million, or 1.8 million shares, at an average price of $41.10.
•Debt to Adjusted EBITDA2 for the last 12 months was 1.81x.
•$1.4 billion available for portfolio purchases.

“We deployed almost $400 million in the third quarter, making it one of our largest portfolio purchasing quarters. In Europe, we invested $220 million, where we have seen a very healthy pipeline of deals coming to market and we also secured a large multi-year forward flow agreement. We invested $172 million in the Americas and Australia, highlighted by sizeable portfolio spot purchases in South America, which further demonstrates the benefits of our geographic diversification,” said Kevin Stevenson, president and chief executive officer. “We also made excellent progress in returning capital to shareholders through the $150 million share repurchase program launched during the third quarter, repurchasing $74 million of our common stock at an average price of $41.10. Our leverage ratios remain well below our target range, despite the strong portfolio purchasing quarter and the utilization of nearly half of our initial share repurchase authorization. On November 1, we announced an $80 million increase to our share repurchase program, raising the total authorization to $230 million."

Cash Collections and Revenues
•The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

1.Calculated by dividing cash receipts less operating expense by cash receipts.
2.A reconciliation of this non-GAAP financial measure to the most comparable GAAP measure can be found at the end of this press release.

Cash Collection Source	2021			2020
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas and Australia Core	$276,691	$324,845	$347,638	$286,524	$336,322
Americas Insolvency	37,464	37,768	35,253	36,048	37,344
Europe Core	151,625	157,637	149,486	141,471	131,702
Europe Insolvency	22,574	23,579	23,510	17,830	13,971
Total Cash Collections	$488,354	$543,829	$555,887	$481,873	$519,339

Cash Collection Source -
Constant Currency Adjusted	2021				2020
($ in thousands)	Q3				Q3
Americas and Australia Core	$276,691				$337,483
Americas Insolvency	37,464				37,373
Europe Core	151,625				136,747
Europe Insolvency	22,574				14,810
Total Cash Collections	$488,354				$526,413

•Cash collections in the quarter decreased $31.0 million compared to the third quarter of 2020. The decrease was primarily due to a return to more normal seasonal trends in the U.S., as well as the lower volume of accounts in the U.S. legal channel during 2021. These decreases were partially offset by a 20% increase in Europe cash collections driven by significant levels of portfolio purchases in the last few years. For the nine months ended September 30, 2021, cash collections increased $64.2 million compared to the same period last year.
•Total portfolio revenue in the quarter was $256.7 million compared to $265.7 million during the third quarter of 2020. The Company has consistently assumed that the majority of the current quarter overperformance was acceleration of future collections and made adjustments in some geographies to increase near term expected collections, bringing them in line with recent performance and trends in collections, with corresponding reductions later in the forecast period.

Expenses
•Operating expenses in the quarter increased $6.9 million compared to the third quarter of 2020. The increase was primarily driven by:
◦an increase in compensation and employee services primarily due to changes in benefits and performance based accruals and an increase in the number of employees in Europe;
◦an increase in outside fees and services primarily due to higher legal expenses; and
◦an increase in other operating expenses primarily driven by ongoing efforts to enhance our digital and data.
•For the nine months ended September 30, 2021, operating expenses increased $15.2 million compared to the same period last year.
•Interest expense, net decreased $4.1 million compared to the third quarter of 2020 primarily due to lower average borrowings this year and a change in accounting for convertible notes.
•The effective tax rate for the nine months ended September 30, 2021 was 20.8%.

Portfolio Acquisitions
•The Company purchased $391.9 million in finance receivables in the third quarter of 2021.
•At the end of the third quarter, the Company had in place maximum forward flow commitments of up to $873.7 million with $323.1 million in the Americas and Australia and $550.6 million in Europe.

Portfolio Purchase Source	2021			2020
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas and Australia Core	$162,451	$98,901	$88,912	$67,460	$84,139
Americas Insolvency	9,878	14,642	9,486	12,504	14,328
Europe Core	212,194	106,134	44,095	137,647	74,930
Europe Insolvency	7,424	—	16,468	72,171	4,203
Total Portfolio Acquisitions	$391,947	$219,677	$158,961	$289,782	$177,600

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until November 8, 2022, or call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 10160856 until November 15, 2021.

The Company is also announcing that it currently plans to report fourth quarter 2021 results after market close on February 28, 2022.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Portfolio income	$212,905	$240,250	$663,714	$750,556
Changes in expected recoveries	43,820	25,403	157,504	32,388
Total portfolio revenue	256,725	265,653	821,218	782,944
Fee income	6,209	1,978	10,843	6,826
Other revenue	764	233	6,735	1,788
Total revenues	263,698	267,864	838,796	791,558
Operating expenses:
Compensation and employee services	74,584	71,974	228,200	217,617
Legal collection fees	10,993	13,661	36,208	41,975
Legal collection costs	21,450	26,043	61,231	79,997
Agency fees	15,646	14,900	47,145	38,619
Outside fees and services	29,434	22,719	71,167	60,796
Communication	9,782	9,379	33,039	31,702
Rent and occupancy	4,571	4,460	13,694	13,415
Depreciation and amortization	3,724	4,301	11,520	12,494
Other operating expenses	15,935	11,761	44,045	34,457
Total operating expenses	186,119	179,198	546,249	531,072
Income from operations	77,579	88,666	292,547	260,486
Other income and (expense):
Interest expense, net	(29,599)	(33,692)	(91,987)	(106,319)
Foreign exchange gain	1,232	61	127	3,027
Other	85	291	294	(1,367)
Income before income taxes	49,297	55,326	200,981	155,827
Income tax expense	12,627	7,497	41,870	24,734
Net income	36,670	47,829	159,111	131,093
Adjustment for net income attributable to noncontrolling interests	2,190	5,337	10,229	11,552
Net income attributable to PRA Group, Inc.	$34,480	$42,492	$148,882	$119,541
Net income per common share attributable to PRA Group, Inc.:
Basic	$0.76	$0.93	$3.27	$2.63
Diluted	$0.76	$0.92	$3.24	$2.60
Weighted average number of shares outstanding:
Basic	45,305	45,579	45,594	45,526
Diluted	45,656	46,140	45,920	45,971

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$56,545	$108,613
Restricted cash	4,752	12,434
Investments	85,171	55,759
Finance receivables, net	3,449,939	3,514,788
Other receivables, net	7,065	13,194
Income taxes receivable	21,863	21,928
Deferred tax assets, net	77,213	83,205
Right-of-use assets	51,998	52,951
Property and equipment, net	53,767	58,356
Goodwill	482,479	492,989
Other assets	41,168	38,844
Total assets	$4,331,960	$4,453,061
Liabilities and Equity
Liabilities:
Accounts payable	$5,379	$5,294
Accrued expenses	100,342	97,320
Income taxes payable	20,719	29,692
Deferred tax liabilities, net	32,604	40,867
Lease liabilities	56,409	57,348
Interest-bearing deposits	132,612	132,739
Borrowings	2,520,903	2,661,289
Other liabilities	34,342	54,986
Total liabilities	2,903,310	3,079,535
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 44,040 shares issued and outstanding at September 30, 2021; 100,000 shares authorized, 45,585 shares issued and outstanding at December 31, 2020	440	456
Additional paid-in capital	—	75,282
Retained earnings	1,654,544	1,511,970
Accumulated other comprehensive loss	(264,781)	(245,791)
Total stockholders' equity - PRA Group, Inc.	1,390,203	1,341,917
Noncontrolling interest	38,447	31,609
Total equity	1,428,650	1,373,526
Total liabilities and equity	$4,331,960	$4,453,061

Select Expenses (Income) Amounts in thousands, pre-tax
	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019

Noncash interest expense - amortization of debt discount	—	—	—	1,959	2,388	3,247	3,217	3,157
Noncash interest expense - amortization of debt issuance costs	2,406	2,391	2,256	2,393	2,476	2,743	2,640	2,649
Change in fair value of derivatives	2,982	2,911	3,102	3,875	3,701	3,284	2,039	1,247
Amortization of intangibles	104	105	181	1,792	360	351	349	407
Stock-based compensation expense	4,317	4,040	4,113	5,370	3,097	3,063	2,857	2,809

Purchase Price Multiples as of September 30, 2021 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple (5)
Americas and Australia Core
1996-2010	$1,078,219	$3,400,695	$20,886	315%	240%
2011	209,602	719,844	12,296	343%	245%
2012	254,076	652,359	13,851	257%	226%
2013	390,826	894,134	21,565	229%	211%
2014	404,117	859,487	34,155	213%	204%
2015	443,114	908,490	84,319	205%	205%
2016	455,767	1,112,953	174,608	244%	201%
2017	532,851	1,214,479	263,966	228%	193%
2018	653,975	1,396,690	350,509	214%	202%
2019	581,476	1,249,471	487,764	215%	206%
2020	435,668	931,651	572,004	214%	213%
2021	347,641	672,752	624,805	194%	194%
Subtotal	5,787,332	14,013,005	2,660,728
Americas Insolvency
1996-2010	606,395	1,382,652	604	228%	180%
2011	180,432	370,146	370	205%	155%
2012	251,395	392,933	94	156%	136%
2013	227,834	355,191	453	156%	133%
2014	148,420	219,081	1,760	148%	124%
2015	63,170	87,229	418	138%	125%
2016	91,442	117,105	2,878	128%	123%
2017	275,257	350,845	30,193	127%	125%
2018	97,879	131,527	42,766	134%	127%
2019	123,077	159,298	86,020	129%	128%
2020	62,130	85,128	67,104	137%	136%
2021	34,003	47,105	45,525	139%	139%
Subtotal	2,161,434	3,698,240	278,185
Total Americas and Australia	7,948,766	17,711,245	2,938,913
Europe Core
2012	20,409	42,267	—	207%	187%
2013	20,334	26,084	—	128%	119%
2014	773,811	2,240,031	502,932	289%	208%
2015	411,340	723,559	218,870	176%	160%
2016	333,090	561,613	256,468	169%	167%
2017	252,174	353,381	162,591	140%	144%
2018	341,775	527,899	304,855	154%	148%
2019	518,610	775,332	515,554	150%	152%
2020	324,119	554,041	433,847	171%	172%
2021	353,539	599,818	577,137	170%	170%
Subtotal	3,349,201	6,404,025	2,972,254
Europe Insolvency
2014	10,876	18,297	46	168%	129%
2015	18,973	29,009	1,157	153%	139%
2016	39,338	56,850	5,593	145%	130%
2017	39,235	49,180	12,650	125%	128%
2018	44,908	51,977	25,606	116%	123%
2019	77,218	102,011	58,984	132%	130%
2020	105,440	135,893	102,428	129%	129%
2021	23,485	29,676	27,003	126%	126%
Subtotal	359,473	472,893	233,467
Total Europe	3,708,674	6,876,918	3,205,721
Total PRA Group	$11,657,440	$24,588,163	$6,144,634
(1)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)For our non-U.S. amounts, purchase price is presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(3)For our non-U.S. amounts, TEC is presented at the year-end exchange rate for the respective year of purchase.
(4)For our non-U.S. amounts, ERC is presented at the September 30, 2021 exchange rate.
(5)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information Year-to-date as of September 30, 2021 Amounts in thousands
Purchase Period	Cash Collections (1)	Portfolio Income (1)	Change in Expected Recoveries (1)	Total Portfolio Revenue (1)	Net Finance Receivables as of September 30, 2021 (2)
Americas and Australia Core
1996-2010	$10,168	$6,227	$2,465	$8,692	$4,657
2011	6,086	3,717	1,223	4,940	1,995
2012	7,061	3,290	1,387	4,677	4,375
2013	12,948	6,289	(1,772)	4,517	7,857
2014	17,717	8,350	(3,773)	4,577	12,105
2015	28,449	15,707	(9,526)	6,181	33,589
2016	60,990	32,106	(115)	31,991	63,980
2017	105,643	48,701	10,228	58,929	118,667
2018	193,699	66,584	31,149	97,733	189,064
2019	232,297	92,750	26,418	119,168	265,681
2020	226,068	97,175	52,411	149,586	322,912
2021	48,048	33,002	(183)	32,819	331,622
Subtotal	949,174	413,898	109,912	523,810	1,356,504
Americas Insolvency
1996-2010	471	501	(15)	486	—
2011	162	196	(33)	163	—
2012	489	161	340	501	—
2013	647	379	268	647	—
2014	881	856	(32)	824	156
2015	1,046	471	(85)	386	238
2016	6,543	1,137	230	1,367	2,247
2017	34,514	6,501	2,351	8,852	26,108
2018	24,111	4,768	1,079	5,847	37,385
2019	28,538	6,855	(1,017)	5,838	74,558
2020	11,501	5,533	903	6,436	52,559
2021	1,582	1,448	229	1,677	33,916
Subtotal	110,485	28,806	4,218	33,024	227,167
Total Americas and Australia	1,059,659	442,704	114,130	556,834	1,583,671
Europe Core
2012	901	—	901	901	—
2013	532	—	533	533	—
2014	113,726	73,152	21,097	94,249	142,909
2015	39,404	20,653	(8,937)	11,716	112,919
2016	35,457	18,422	(1,387)	17,035	149,054
2017	27,247	9,083	(2,960)	6,123	111,143
2018	53,130	18,174	5,817	23,991	201,056
2019	93,839	28,871	9,890	38,761	347,599
2020	71,264	27,566	10,664	38,230	263,916
2021	23,248	8,152	3,645	11,797	342,204
Subtotal	458,748	204,073	39,263	243,336	1,670,800
Europe Insolvency
2014	242	97	76	173	21
2015	1,342	544	43	587	853
2016	4,783	1,388	226	1,614	4,301
2017	7,236	1,056	249	1,305	11,426
2018	8,846	1,750	(748)	1,002	22,699
2019	18,390	4,353	1,070	5,423	49,581
2020	26,073	6,845	2,045	8,890	84,688
2021	2,751	904	1,150	2,054	21,899
Subtotal	69,663	16,937	4,111	21,048	195,468
Total Europe	528,411	221,010	43,374	264,384	1,866,268
Total PRA Group	$1,588,070	$663,714	$157,504	$821,218	$3,449,939
(1)For our non-U.S. amounts, amounts are presented using the average exchange rates during the current reporting period.
(2)For our non-U.S. amounts, Net Finance Receivables are presented at the September 30, 2021 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of September 30, 2021 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	Total
Americas and Australia Core
1996-2010	$1,078.2	$1,990.5	$367.1	$311.5	$228.4	$157.7	$109.3	$70.2	$46.0	$34.4	$28.4	$18.8	$10.2	$3,372.5
2011	209.6	—	62.0	174.5	152.9	108.5	73.8	48.7	32.0	21.6	16.6	10.9	6.1	707.6
2012	254.1	—	—	56.9	173.6	146.2	97.3	60.0	40.0	27.8	17.9	11.8	7.1	638.6
2013	390.8	—	—	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	23.2	12.9	872.5
2014	404.1	—	—	—	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	17.7	817.7
2015	443.1	—	—	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	28.4	827.1
2016	455.8	—	—	—	—	—	—	138.7	256.5	194.6	140.6	105.9	61.0	897.3
2017	532.9	—	—	—	—	—	—	—	107.3	278.7	256.5	192.5	105.6	940.6
2018	654.0	—	—	—	—	—	—	—	—	122.7	361.9	337.7	193.7	1016.0
2019	581.5	—	—	—	—	—	—	—	—	—	143.8	349.0	232.3	725.1
2020	435.7	—	—	—	—	—	—	—	—	—	—	133.0	226.1	359.1
2021	347.6	—	—	—	—	—	—	—	—	—	—	—	48.1	48.1
Subtotal	5,787.4	1,990.5	429.1	542.9	656.5	752.9	844.8	837.1	860.8	945.0	1,141.5	1,271.9	949.2	11,222.2
Americas Insolvency
1996-2010	606.4	390.9	261.2	270.4	231.0	158.9	51.2	8.6	4.6	2.5	1.4	0.8	0.5	1,382.0
2011	180.4	—	15.2	66.4	82.8	85.8	76.9	36.0	3.7	1.6	0.7	0.5	0.2	369.8
2012	251.4	—	—	17.4	103.6	94.1	80.1	60.7	29.3	4.3	1.9	0.9	0.5	392.8
2013	227.8	—	—	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	1.3	0.6	354.7
2014	148.4	—	—	—	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	0.9	217.3
2015	63.2	—	—	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.0	86.8
2016	91.4	—	—	—	—	—	—	18.9	30.4	25.0	19.9	14.4	6.5	115.1
2017	275.3	—	—	—	—	—	—	—	49.1	97.3	80.9	58.8	34.5	320.6
2018	97.9	—	—	—	—	—	—	—	—	6.7	27.4	30.5	24.1	88.7
2019	123.1	—	—	—	—	—	—	—	—	—	13.3	31.4	28.5	73.2
2020	62.1	—	—	—	—	—	—	—	—	—	—	6.6	11.5	18.1
2021	34.0	—	—	—	—	—	—	—	—	—	—	—	1.7	1.7
Subtotal	2,161.4	390.9	276.4	354.2	469.9	458.4	344.2	249.8	222.4	207.9	180.9	155.3	110.5	3,420.8
Total Americas and Australia	7,948.8	2,381.4	705.5	897.1	1,126.4	1,211.3	1,189.0	1,086.9	1,083.2	1,152.9	1,322.4	1,427.2	1,059.7	14,643.0
Europe Core
2012	20.4	—	—	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	1.2	0.9	39.2
2013	20.3	—	—	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.7	0.5	23.8
2014	773.8	—	—	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	113.7	1,555.1
2015	411.3	—	—	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	39.4	473.0
2016	333.1	—	—	—	—	—	—	40.4	78.9	72.6	58.0	48.3	35.5	333.7
2017	252.2	—	—	—	—	—	—	—	17.9	56.0	44.1	36.1	27.2	181.3
2018	341.8	—	—	—	—	—	—	—	—	24.3	88.7	71.2	53.1	237.3
2019	518.6	—	—	—	—	—	—	—	—	—	47.9	125.7	93.8	267.4
2020	324.1	—	—	—	—	—	—	—	—	—	—	32.4	71.3	103.7
2021	353.6	—	—	—	—	—	—	—	—	—	—	—	23.3	23.3
Subtotal	3,349.2	—	—	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.1	519.7	458.7	3,237.8
Europe Insolvency
2014	10.9	—	—	—	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.2	16.5
2015	19.0	—	—	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.3	25.3
2016	39.3	—	—	—	—	—	—	6.2	12.7	12.9	10.7	7.9	4.8	55.2
2017	39.2	—	—	—	—	—	—	—	1.2	7.9	9.2	9.8	7.2	35.3
2018	44.9	—	—	—	—	—	—	—	—	0.6	8.4	10.3	8.8	28.1
2019	77.2	—	—	—	—	—	—	—	—	—	5.1	21.1	18.4	44.6
2020	105.4	—	—	—	—	—	—	—	—	—	—	6.1	26.1	32.2
2021	23.5	—	—	—	—	—	—	—	—	—	—	—	2.8	2.8
Subtotal	359.4	—	—	—	—	—	7.3	14.5	22.1	28.8	38.8	58.9	69.6	240.0
Total Europe	3,708.6	—	—	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	578.6	528.3	3,477.8
Total PRA Group	$11,657.4	$2,381.4	$705.5	$908.7	$1,142.5	$1,378.6	$1,539.6	$1,492.0	$1,512.3	$1,625.1	$1,841.3	$2,005.8	$1,588.0	$18,120.8
(1)For our non-U.S. amounts, cash collections are presented using the average exchange rates during the cash collection period.
(2)Includes the finance receivables portfolios that were acquired through our business acquisitions.
(3)For our non-U.S. amounts, purchase price is presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense; plus depreciation and amortization; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of Adjusted EBITDA for the last twelve months (LTM) ended September 30, 2021 and for the year ended December 31, 2020, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	September 30, 2021	December 31, 2020
Net income attributable to PRA Group, Inc.	$179	$149
Adjustments:
Income tax expense	58	41
Foreign exchange losses/(gains)	1	(2)
Interest expense, net	127	142
Other expense	(1)	1
Depreciation and amortization	17	18
Adjustment for net income attributable to noncontrolling interests	17	18
Recoveries applied to negative allowance less Changes in expected recoveries	993	968
Adjusted EBITDA	$1,392	$1,337

Additionally, management evaluates the Company's business using certain ratios that use Adjusted EBITDA, including Debt to Adjusted EBITDA, which is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects our Debt to Adjusted EBITDA for LTM as of September 30, 2021 and for the year ended December 31, 2020 (amounts in millions):

Debt to Adjusted EBITDA
	LTM	For the Year Ended
	September 30, 2021	December 31, 2020
Borrowings	$2,521	$2,661
LTM Adjusted EBITDA	1,392	1,337
Debt to LTM Adjusted EBITDA	1.81	1.99

Investor Contact:
Pete Graham
Executive Vice President and Chief Financial Officer
(757) 431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com